Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

HERCULES OFFSHORE, INC.

(the “Corporation”)

Adopted by Resolution of the Board of Directors on July 11, 2007

ARTICLE I

Capital Stock

Section 1. Share Ownership. Shares of the capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated shares. Owners of shares of the capital stock of the Corporation shall be recorded in the stock ledger of the Corporation, and ownership of such shares shall be evidenced by a certificate or book entry notation in the books and records of the Corporation. Any certificates representing such shares shall be signed by the Chairman of the Board, if there is one, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

Section 2. Stockholders of Record. The Board of Directors of the Corporation may appoint one or more transfer agents or registrars of any class of stock or other security of the Corporation. The Corporation may be its own transfer agent if so appointed by the Board of Directors. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 3. Transfer of Shares. The shares of the capital stock of the Corporation shall be transferable in the share transfer records of the Corporation by the holder of record thereof, or his duly authorized attorney or legal representative. All certificates representing shares surrendered for transfer, properly endorsed, shall be canceled, and new certificates for a like number of shares shall be issued therefor. In the case of lost, stolen, destroyed or mutilated certificates representing shares for which the Corporation has been requested to issue new certificates, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Corporate Secretary or an Assistant Corporate Secretary for the protection of the Corporation and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.

Section 4. Stockholders of Record and Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date to be (i) in the case of a meeting of stockholders, not more than 60 days nor less than ten days prior to the date of the meeting and (ii) in the case of any other action, not more than 60 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice of the meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment, provided that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Restrictions on Transfer of Conversion Shares.

(a) Reference is made to the Plan of Conversion dated as of July 7, 2005 (the “Plan of Conversion”). Shares of the Corporation’s common stock received by stockholders pursuant to the Plan of Conversion and the Conversion (as defined in the Plan of Conversion) are referred to herein as “Conversion Shares.” Prior to any proposed transfer (whether by sale, assignment, pledge or otherwise) of Conversion Shares, the proposed transferor (the “Transferor”) will give written notice to the Corporation of his intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall be accompanied by a written opinion of legal counsel who shall be reasonably satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transfer of the securities in question may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”), and that such proposed transfer does not call into question the exemption from registration under which such Conversion Shares were initially issued by the Corporation. Any such legal opinion must be reasonably satisfactory to the Corporation and must state that it may also be relied upon by any transfer agent, stock exchange or counsel to the Corporation. As a condition to the transfer, the Corporation may also require a certificate of the Transferor that certifies as to matters that assist the Corporation in establishing compliance with securities laws at the time of the original issuance of the Conversion Shares as well as at the time of the proposed transfer. Upon compliance with the terms of these Bylaws to the satisfaction of the Corporation, the Transferor shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Transferor to the Corporation. Each certificate or book-entry notation evidencing the Conversion Shares so transferred shall bear a legend (and, with respect to book-entry shares, be subject to any applicable notice requirements) reasonably deemed appropriate by the Corporation, including any appropriate legend relating to the restrictions and obligations under this Section 5. The Transferor shall, prior to any transfer (unless such transfer is made pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act), cause any transferee of the Conversion Shares to enter into an agreement with the Corporation that the transferee will take and hold such securities subject to the provisions and upon the conditions specified herein. Without limiting the generality of any other provision hereof, the provisions of this Section 5(a) shall be binding on successive transferees.

(b) Any sale or transfer, or purported sale or transfer, of Conversion Shares shall be null and void, and the Corporation shall have no obligation to effect any transfer, unless the terms, conditions and provisions of this Section 5 are strictly observed and followed or are waived by the Corporation. The Corporation may issue stop transfer instructions to any transfer agent or registrar for the Corporation’s common stock in order to implement any restriction on transfer contemplated by this Section 5.

(c) In addition to any other legend or notice requirements, the certificates or book-entry notations evidencing Conversion Shares shall bear or be subject to (and any book-entry shares shall be subject to any applicable notice requirements with respect to) the following legend:

THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AS TO THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT ANY PROSPECTUS DELIVERY REQUIREMENTS ARE NOT APPLICABLE. THE SHARES WERE (1) ISSUED PURSUANT TO A PLAN OF CONVERSION AND (2) ARE SUBJECT TO PROVISIONS OF THE BYLAWS OF THE CORPORATION, BOTH OF WHICH INCLUDE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THE SHARES. COPIES OF SUCH PLAN AND BYLAWS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE CORPORATE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

(d) If any provision or provisions of this Section 5 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 5 shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation in the City of Houston, Texas, or at such other place within or without the State of Delaware as may be designated by the Board of Directors or officer calling the meeting.

Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

Section 3. Special Meetings. Unless otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), by the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware (as it may be amended or restated from time to time, the “Certificate of Incorporation”) or by any provisions established pursuant thereto with respect to the rights of holders of one or more outstanding series of the Corporation’s preferred stock, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board, if there is one, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons.

Section 4. Notice of Meeting. Notice of all meetings stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting (unless otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law), either personally or by mail or in any other manner allowed by the DGCL, by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, the Corporate Secretary or the officer or person calling the meeting to each stockholder of record entitled to vote at such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock ledger of the Corporation, with postage thereon prepaid. To the fullest extent permitted by Section 233 of the DGCL, if the stockholder consents, only one copy of such notice need be delivered to stockholders who share an address. If sent by facsimile, such notice shall be deemed to be delivered when directed to a number at which the stockholder has consented to receive notice. If sent by electronic mail, such notice shall be deemed to be delivered when directed to an electronic mail address at which the stockholder has consented to receive notice.

Section 5. Voting List. The officer having charge of the share transfer records of the Corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment or postponement thereof, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. Except as otherwise provided by law, the stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of stockholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

Section 6. Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or as otherwise provided under the DGCL, each holder of shares of capital stock of the Corporation entitled to vote shall be entitled to one vote for each share standing in his name on the records of the Corporation, either in person or by proxy granted in any manner allowed under Section 212 of the DGCL. A proxy shall be revocable unless expressly provided therein to be irrevocable, and the proxy is coupled with an interest sufficient in law to support an irrevocable power. At each election of directors, every holder of shares of the Corporation entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote, but in no event shall he be permitted to cumulate his votes for one or more directors.

Section 7. Quorum and Vote of Stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of shares of capital stock entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of capital stock entitled to vote on any matter that is to be voted on at such meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, provided that, where a separate vote by a class or series or classes or series is required, a quorum with respect to such matter shall consist of a majority in voting power of the outstanding shares of such class or series or classes or series, and in such case the absence of a quorum with respect to such matter shall not affect the existence of a quorum with respect to any other matter. If a quorum is not represented, a majority in interest of those represented may adjourn the meeting from time to time. At all meetings of stockholders for the election of directors, a plurality of the votes cast by holders of shares entitled to vote in the election of directors at the meeting shall be sufficient to elect. In the case of a matter submitted for action by the stockholders at the direction of the Board of Directors as to which a stockholder approval requirement is applicable under a rule or policy of a national stock exchange or quotation system or any provision of the Internal Revenue Code or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case for which no higher voting requirement is specified by law, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such rule or policy or Internal Revenue Code provision or Rule 16b-3, as the case may be (or the highest such requirement if more than one is applicable). Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, for approval or ratification of any matter approved and recommended by the Board of Directors, including, without limitation, the appointment of an independent registered public accounting firm (if submitted for a vote at the direction of the Board of Directors), the vote required for approval or ratification shall be a majority of the votes cast on the matter, voted for or against.

Section 8. Presiding Officer and Conduct of Meetings. The Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President, shall preside at all meetings of the stockholders or, if such officers are not present at a meeting, such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Corporation present at the meeting. The Corporate Secretary of the Corporation, if present, shall act as secretary of each meeting of stockholders; if he is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting. The conduct of any meeting of stockholders and the determination of procedure and rules shall be within the discretion of the officer presiding at such meeting (the “Chairman of the Meeting”), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Accordingly, in any meeting of stockholders or part thereof, the Chairman of the Meeting shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules.

Section 9. Proper Business—Annual Meeting of Stockholders. At any annual meeting of stockholders, only such business shall be conducted as shall be a proper subject for the meeting and as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business (other than business relating to any nomination of directors, which is governed by Article III, Section 4 of these Bylaws) must (a) be specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise be properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors (or any duly authorized committee thereof) or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, in compliance with the provisions of this Section 9 and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before an annual meeting of stockholders, any stockholder who intends to bring any matter (other than a matter relating to any nomination of directors, which is governed by Article III, Section 4 of these Bylaws) before an annual meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder’s intent to bring such matter before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Corporation. Such notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books and records, of the stockholder proposing such business, (c) evidence, reasonably satisfactory to the Corporate Secretary of the Corporation, of such stockholder’s status as such and of the number of shares of each class of capital stock of the Corporation of which such stockholder is the beneficial owner, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names and the number of shares beneficially owned by them) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. No business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 9. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. When used in these Bylaws, “person” has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended, as the context may require.

The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal made by a stockholder of the Corporation pursuant to this Section 9 was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

Notwithstanding anything to the contrary set forth herein, the stockholders may, by unanimous written consent, waive the notice procedures of this Section 9.

Nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors of the Corporation.

Section 10. Proper Business—Special Meeting of Stockholders. At any special meeting of stockholders, only such business shall be conducted as shall have been set forth in the notice of such meeting.

ARTICLE III

Directors

Section 1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the Certificate of Incorporation, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, the Certificate of Incorporation and these Bylaws; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

Section 2. Classification of Board of Directors; Qualifications. Each director elected solely by the holders of Preferred Stock pursuant to Division A of Article FOURTH of the Certificate of Incorporation (or elected by such directors to fill a vacancy) shall, except as otherwise provided pursuant to the Certificate of Designations for such series of Preferred Stock, serve for a term ending upon the earlier of the election of his successor or the termination at any time of a right of the holders of Preferred Stock to elect members of the Board of Directors.

The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner provided in the Certificate of Incorporation. As provided in Article FIFTH of the Certificate of Incorporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Newly Created Directorships and Vacancies. Within the limits specified in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Except as provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director’s successor shall have been elected and qualified or until his earlier death, resignation or removal.

Notwithstanding the foregoing paragraph of this Section 3, whenever holders of outstanding shares of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions of Division A of Article FOURTH of the Certificate of Incorporation, any vacancy or vacancies resulting by reason of the death, resignation, disqualification or removal of any director or directors or any increase in the number of directors shall be filled in accordance with the provisions of such Division.

Section 4. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder (each, a “Nominator”) entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Corporate Secretary of the Corporation as set forth in this Section 4 and shall include the information required under this Section 4. To be timely in connection with an annual meeting of stockholders, a Nominator’s notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the immediately preceding year’s annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator’s notice, setting forth the name of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 40 days nor more than 60 days prior to the date of such meeting; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, the Nominator’s notice to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Corporate Secretary of the Corporation, that the Nominator is a stockholder of the Corporation and shall identify in writing (a) the name and address of the Nominator, (b) the number of shares of each class or series of capital stock of the Corporation owned beneficially by the Nominator, (c) the name and address of each of the persons with whom the Nominator is acting in concert, (d) the number of shares of each class or series of capital stock beneficially owned by each such person with whom the Nominator is acting in concert and (e) a description of all arrangements or understandings between the Nominator and each nominee and any other persons with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the name, age, business address and residence address of such proposed nominee, (ii) the principal occupation or employment of such proposed nominee, (iii) the number of shares of each class of capital stock of the Corporation beneficially owned by such proposed nominee, (iv) the written consent of such proposed nominee to having such person’s name placed in nomination at the meeting and to serve as a director if elected, (v) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and (vi) a notarized affidavit executed by each such proposed nominee to the effect that he is eligible for election as a member of the Board of Directors and, if elected, he will serve. Within 30 days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Corporate Secretary of the Corporation, the Corporate Secretary of the Corporation shall determine whether the evidence of the Nominator’s status as a stockholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Corporate Secretary of the Corporation to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make the person to be nominated ineligible for nomination at the meeting at which such person is proposed to be nominated. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act.

Section 5. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Delaware, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Corporation.

Section 6. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the stockholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to either existing or newly elected members of the Board of Directors for such annual or regular meetings shall be necessary. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board of Directors or the President and Chief Executive Officer by giving written notice thereof as provided in Section 7 hereof.

Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there is one, or a majority of the directors then in office. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, shall be given to each director and may be given by any of the following methods: (a) by mail or telegram sent to the last known business address of such director at least four days before the meeting, (b) by facsimile to the business facsimile number of such director transmitted at least one day before the meeting, (c) by electronic mail sent to the electronic mail address of such director at least one day before the meeting, or (d) orally at least one day before the meeting. For purposes of the foregoing sentence, notice shall be deemed given (i) by mail, when deposited in the U.S. mail, postage prepaid, or by telegram, when the telegram is delivered to the telegraph company for transmittal, (ii) by facsimile, when transmittal is confirmed by the sending facsimile machine, (iii) by electronic mail, when directed to an electronic mail address of such director, or (iv) orally, when communicated in person or by telephone to the director or to a person at the business telephone number of the director who may reasonably be expected to communicate it to the director. In calculating the number of days of notice received by a director, the date the notice is given by any of the foregoing methods shall be counted, but the date of the meeting to which the notice relates shall not be counted. Notice of the time, place and purpose of a meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance at a meeting of the Board of Directors shall constitute a waiver of notice of the meeting, except when a person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8. Quorum and Voting. Except as otherwise provided by law, a majority of the number of directors fixed in the manner provided in the Certificate of Incorporation shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors’ meeting may be adjourned from time to time by those present, whether a quorum is present or not.

Section 9. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

Section 10. Removal. No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

No proposal by a stockholder to remove a director of the Corporation shall be voted upon at a meeting of the stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 10) and in writing to the Corporate Secretary of the Corporation (a) notice of such proposal, (b) a statement of the grounds, if any, on which such director is proposed to be removed, (c) evidence, reasonably satisfactory to the Corporate Secretary of the Corporation, of such stockholder’s status as such and of the number of shares of each class of the capital stock of the Corporation beneficially owned by such stockholder and (d) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and of the number of shares of each class of the capital stock of the Corporation beneficially owned by each such beneficial owner. To be timely in connection with an annual meeting of stockholders, a stockholder’s notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Corporate Secretary or the Board of Directors of the Corporation determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such annual meeting of the stockholders. The Chairman of the Meeting shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Corporation was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Beneficial ownership shall be determined as specified in accordance with Rule 13d-3 under the Exchange Act.

All of the foregoing provisions of this Section 10 are subject to the terms of any series of Preferred Stock with respect to the directors to be elected solely by the holders of such series of Preferred Stock.

Section 11. Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the full Board of Directors, may designate one or more members of the Board of Directors to constitute one or more committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time. Subject to such restrictions as may be contained in the Certificate of Incorporation or that may be imposed by the DGCL, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, including, without limitation, the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Each duly authorized action taken with respect to a given matter by any such duly appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.

The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the members of any such committee shall constitute a quorum. The Board of Directors shall name a chairman at the time it designates members to a committee. Each such committee shall appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with the provisions of Sections 5 and 7 of this Article III as the same shall from time to time be amended. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal may be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

Section 12. Standing Committees. The committees of the Board of Directors may include an audit committee, a compensation committee, a nominating and governance committee, a special governance committee and an executive committee and any other committees designated by the Board of Directors.

Section 13. Board and Committee Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is given by all the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Corporate Secretary of the Corporation.

Section 14. Board Composition. As provided in the Agreement and Plan of Merger effective as of March 18, 2007 by and among the Corporation, THE Hercules Offshore Drilling Company LLC and TODCO (“TODCO”), as the same may be amended from time to time (the “Merger Agreement”), as of the effective time of the Merger (the “Effective Time”): (i) Thomas N. Amonett shall be appointed to the class of directors whose term ends at the second annual stockholders’ meeting following the Effective Time, and (ii) Suzanne V. Baer and Thomas M Hamilton shall be appointed to the class of directors whose term ends at the third annual stockholders’ meeting following the Effective Time.

As of the Effective Time, and continuing for a period of three years following the Effective Time: (i) the ratio of Hercules Directors to TODCO Directors serving on the Board of Directors shall be maintained at seven-to-three; and (ii) all vacancies on the Board of Directors created by the cessation of service of a Hercules Director or TODCO Director for any reason shall be filled by a nominee selected by the Special Governance Committee of the Board of Directors (the “Special Governance Committee”), which shall consist of a majority of Hercules Directors and shall have delegated authority under its charter to implement the terms of this Section 14. The terms “Hercules Directors” and “TODCO Directors” shall mean, for purposes of this Section 14, the directors of the Corporation or TODCO, as the case may be, who (x) were designated to be directors of the Corporation as of the Effective Time pursuant to Section 2.3(d) of the Merger Agreement, and (y) any other directors who take office after the Effective Time who are nominated, or proposed to the Special Governance Committee for election or appointment to the Board of Directors by recommendation of a majority of Hercules Directors or TODCO Directors, as the case may be, who meet the definition thereof specified in the foregoing clause (x).

Until the third anniversary of the Effective Time, any amendment of or change to this Section 14 of the Bylaws shall require the affirmative vote of at least 75% of the full Board of Directors.

As of the third anniversary of the Effective Time, this Section 14 shall have no further force or effect.

ARTICLE IV

Officers

Section 1. Officers. The officers of the Corporation shall consist of a President and a Corporate Secretary and such other officers as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board, if there is one, and/or the Chief Executive Officer, if there is one, the authority to appoint or remove additional officers and agents of the Corporation. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person.

Section 2. Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the Corporation, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal may be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

Section 3. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors. The Corporate Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

Section 4. Action with Respect to Securities of Other Corporations and Entities. Unless otherwise directed by the Board of Directors, the President, the Chief Executive Officer, any Vice President and the Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation or entity.

ARTICLE V

Indemnification

Section 1. General. The Corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, indemnify and hold the Indemnitee harmless from and against any and all losses, liabilities, claims, damages and, subject to Article V, Section 2 (Expenses), Expenses (as this and all other capitalized words used in this Article V not previously defined in these Bylaws are defined in Article V, Section 16 (Definitions)), whatsoever arising out of any event or occurrence related to the fact that the Indemnitee is or was a director or Officer of the Corporation or is or was serving in another Corporate Status.

Section 2. Expenses. If the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the

Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 3. Advances. In the event of any threatened or pending Proceeding in which the Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article V, following written request to the Corporation by the Indemnitee, the Corporation shall promptly transfer to the Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of the Indemnitee providing that the Indemnitee will reimburse such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as provided in these Bylaws and (ii) satisfactory evidence as to the amount of such Expenses.

Section 4. Reimbursement of Advances or Other Expenses. The Indemnitee agrees that the Indemnitee shall reimburse the Corporation for all Expenses paid by the Corporation in defending any Proceeding against the Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Article V or by final judgment or other final adjudication under the provisions of any applicable law that the Indemnitee is not entitled to be indemnified by the Corporation for such Expenses.

Section 5. Request for Indemnification. To obtain indemnification, the Indemnitee shall submit to the Corporate Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by the Indemnitee. The Corporate Secretary of the Corporation shall promptly advise the Board of Directors of such request.

Section 6. Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, the Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by an Independent Counsel, the Corporation shall furnish notice to the Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or the Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

Section 7. Determination of Entitlement; Change of Control. If there has been a Change of Control at the time the request for indemnification is submitted, the Indemnitee’s entitlement to indemnification shall be determined in a written opinion by the Independent Counsel selected by the Indemnitee. The Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. The Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 7 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of an Independent Counsel, and such objection shall set forth with particularity the factual basis for such assertion. The Indemnitee may petition the Court for a determination that the Corporation’s objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

Section 8. Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by the Indemnitee, the Indemnitee shall be presumed (except as otherwise expressly provided in this Article V) to be entitled to indemnification upon submission of a request for indemnification in accordance with Article V, Section 5 (Request for Indemnification), and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by the Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of the Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by the Independent Counsel, if the person or persons empowered under Article V, Section 6 (Determination of Entitlement; No Change of Control) or Section 7 (Determination of Entitlement; Change of Control) to determine entitlement to indemnification shall not have made and furnished to the Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article V) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the Officers of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, Officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article V.

Section 9. Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of the Independent Counsel incurred acting pursuant to this Article V and in any Proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

Section 10. Adjudication. In the event that (i) a determination is made pursuant to Article V, Section 6 (Determination of Entitlement; No Change of Control) or Section 7 (Determination of Entitlement; Change of Control) that the Indemnitee is not entitled to indemnification under this Article V; (ii) advancement of Expenses is not timely made pursuant to Article V, Section 3 (Advances); (iii) the Independent Counsel has not made and delivered a written opinion determining the request for indemnification (A) within 90 days after being appointed by the Court, (B) within 90 days after objections to his selection have been overruled by the Court or (C) within 90 days after the time for the Corporation or the Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Article V, Section 6 (Determination of Entitlement; No Change of Control), Section 7 (Determination of Entitlement; Change of Control) or Section 8 (Procedures of Independent Counsel), the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 10, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, or otherwise, unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in any such proceeding that the Corporation is bound by all provisions of this Article V. In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article V, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 11. Participation by the Corporation. With respect to any such Proceeding as to which the Indemnitee notifies the Corporation of the commencement thereof, (a) the Corporation will be entitled to participate therein at its own expense and (b) except as otherwise provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After receipt of notice from the Corporation to the Indemnitee of the Corporation’s election so to assume the defense thereof, the Corporation will not be liable to the Indemnitee under this Article V for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by the Indemnitee shall be subject to indemnification pursuant to the terms of this Article V; provided that the Corporation shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Corporation or as to which the Indemnitee shall have made the conclusion provided for in clause (ii) of this sentence. The Corporation shall not be liable to indemnify the Indemnitee under this Article V for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on the Indemnitee without the Indemnitee’s written consent, which consent shall not be unreasonably withheld.

Section 12. Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article V shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or a resolution of directors or otherwise. No amendment, alteration or repeal of this Article V or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article V shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article V nor those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article V as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

Section 13. Insurance and Subrogation. The Corporation may maintain insurance, at its expense, to protect itself and any director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnity such person against such expense, liability or loss under applicable law.

The Corporation shall not be liable under this Article V to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

Section 14. Severability. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article V shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 15. Certain Actions for Which Indemnification Is Not Provided. Notwithstanding any other provision of this Article V, no person shall be entitled to indemnification or advancement of Expenses under this Article V with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

Section 16. Definitions. For purposes of this Article V only:

“Change of Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii) Individuals who, as of the date of effectiveness of these Bylaws, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than a liquidation or dissolution in connection with a transaction to which subsection (iii) applies.

For the avoidance of doubt, the public resale of common stock by stockholders of the Corporation, and the transactions contemplated by the Agreement and Plan of Merger effective as of March 18, 2007 by and among the Corporation, THE Hercules Offshore Drilling Company LLC and TODCO, as the same may be amended from time to time, shall not constitute a Change of Control for purposes of this definition.

“Corporate Status” describes the status of Indemnitee as a director, Officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Corporation.

“Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

“Designated Professional Capacity” shall include, but not be limited to, a physician, nurse, psychologist or therapist, registered surveyor, registered engineer, registered architect, attorney, certified public accountant or other person who renders such professional services within the course and scope of his employment, who is licensed by appropriate regulatory authorities to practice such profession and who, while acting in the course of such employment, committed or is alleged to have committed any negligent acts, errors or omissions in rendering such professional services at the request of the Corporation or pursuant to his employment (including, without limitation, rendering written or oral opinions to third parties).

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“Indemnitee” includes any Officer (including an Officer acting in his Designated Professional Capacity) or director of the Corporation who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Article V, Section 1 (General) or Section 2 (Expenses) by reason of his Corporate Status.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Matter” is a claim, a material issue or a substantial request for relief.

“Officer” means the president, the treasurer, the secretary, and each vice president of the Corporation and any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving in such position at the request of the Corporation (and all variants of the preceding positions such as assistant treasurer, assistant secretary, senior vice president, and similar modifications), in each case elected or appointed pursuant to proper corporate authority, and each other person designated by the President of the Corporation from time to time as constituting or serving in the role of an “Officer.”

“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Article V, Section 10 (Adjudication) to enforce his rights under this Article V.

Section 17. Notices. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if he anticipates or contemplates making a claim for Expenses or an advance pursuant to the terms of this Article V, notify the Corporation of the commencement of such Proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by the Indemnitee of rights hereunder and that any omission by the Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to the Indemnitee otherwise than under this Article V. Any communication required or permitted to the Corporation shall be addressed to the Corporate Secretary of the Corporation, and any such communication to the Indemnitee shall be addressed to the Indemnitee’s address as shown on the Corporation’s records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

Section 18. Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which the Indemnitee may sue as if these provisions were set forth in a separate written contract between the Indemnitee and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

Section 19. Indemnification of Employees, Agents and Fiduciaries. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance Expenses to a person who is an employee (including an employee acting in his Designated Professional Capacity), agent or fiduciary of the Corporation, including any such person who is or was serving at the request of the Corporation as a director, Officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance Expenses to an Indemnitee under this Article V.

ARTICLE VI

Miscellaneous Provisions

Section 1. Offices. The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the registered agent of the Corporation at such address is The Corporation Trust Company. The principal office of the Corporation shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Corporation may require. The principal office and registered office may be, but need not be, the same.

Section 2. Resignations. Any director or officer may resign at any time. Any resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 3. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

Section 4. Notice to Stockholders by Electronic Transmission. Without limiting the manner by which notice may be given effectively to stockholders, any notice required to be given to stockholders by the provisions of these Bylaws may be given by electronic transmission to an electronic address at which the stockholder has consented to receive notice, to the fullest extent allowed under Section 232 of the DGCL.

ARTICLE VII

Amendment of Bylaws

Section 1. Vote Requirements. Except as otherwise required by law, these Bylaws or the Certificate of Incorporation, these Bylaws may be amended, in whole or in part, and new Bylaws may be adopted (i) by the affirmative vote of the shares representing not less than 75% of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class; provided that in the case of any such stockholder action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such meeting; or (ii) by action of the Board of Directors; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with Section 3, 9, 10 or 11 of Article II, Section 2, 4, 7, 10 or 11 or (for a period of three years following the Effective Time, as defined in Article III, Section 14) Section 14 of Article III, Article V or this sentence, by the Board of Directors shall require the affirmative vote of not less than 75% of all directors then in office at a regular or special meeting of the Board of Directors called for that purpose.